Exhibit 10.3
Alliance Films Inc.
145 King Street East
Third Floor
Toronto, Ontario
M5C 2Y7
Effective as of October 20, 2008
The Film Department LLC
8439 Sunset Blvd., 2nd Floor
West Hollywood, CA
90069
Attention: Neil Sacker, President and COO
Re: Second Amended and Restated Output Agreement
Dear Neil,
This Second Amended and Restated letter agreement when fully executed shall supersede and replace the Amended and Restated Output Agreement of even date herewith by and between Alliance Films, Inc. (“Alliance”) and The Film Department LLC (“FD”), and will serve to confirm the agreement (“Agreement”) reached between Alliance and FD, with respect to the main deal terms related to the output arrangement between Alliance and FD, pursuant to which Alliance licenses the rights in and to certain films from FD as further described herein.
1. Territory
Canada including airlines.
2. Output Term
3 years, with such 3 year period commencing upon the initial release in North America of the first film delivered under this agreement.
3. Covered Films
All films produced and/or financed that have commenced principal photography during the Output Term and/or are acquired by the FD during the Output Term (each a “Picture”). The films “Law Abiding Citizen” and “Rebound” are included under the Output Agreement. Alliance shall not be required to take Pictures hereunder that are demographically unsuitable for the Territory.

4. Rights
All linear distribution rights now known or hereafter devised, provided notwithstanding the foregoing, FD expressly reserves all of the ancillary rights set forth on Schedule A attached hereto and incorporated herein by reference.. In addition, Alliance shall be entitled to: (a) collect revenues related to secondary rights royalties (e.g. retransmission royalties, private copy or blank copy levies, public performance royalties, etc.); and (b) exploit commercial tie-in rights related to the films. The rights granted herein referred to collectively as the “Distribution Rights”.
5. Distribution Term
The Distribution Term for each film acquired hereunder shall be as set forth on Schedule B attached hereto and incorporated herein by this reference.
6. Advances
(a) For Pictures produced and/or financed by FD, Alliance shall pay such amount of the Budget (as defined and set forth on Schedule C attached hereto and incorporated herein by this reference).
(b) The Picture Advance for each Picture shall be payable by Alliance in accordance with the terms as set forth on Schedule D attached hereto and incorporated herein by this reference. The delivery schedule will be negotiated in good faith by the parties and the parties agree that, in the event of a dispute between the parties with respect to “delivery”, either party may at any time proceed to arbitrate such dispute and any such dispute will be referred to and finally determined by arbitration in accordance with the AAA Arbitration Rules and, in particular, the expedited procedures thereunder, with the losing party responsible for the costs related to such arbitration.
(c) You have advised me that FD will not be acquiring just North American rights unless and until it operates its own direct distribution operation in the US. Consequently, we have not negotiated a “Canadian percentage” of any MG that you might pay for just North America. Should FD eventually start such distribution operations and start acquiring films for just North America, we have agreed that we will negotiate the Canadian percentage in good faith at the time, based on the parameters then current in the marketplace.
7. US Releasing Commitment
(a) In order for FD to be able to put a Picture to Alliance for the Advance, the film must have a commitment in place that satisfies the Minimum Release requirements and be by FD itself or an Approved US Distributor in accordance with and subject to the terms as set forth on Schedule E attached hereto and incorporated herein by this reference.

(b) At the time when FD commences principal photography on a Picture, if FD does not then have a deal with an approved US distributor which deal includes a commitment for the Minimum Release and FD is not then operating its own US theatrical distribution operation, i.e. FD cannot itself then commit to the Minimum Release, then Alliance shall have the rights as set forth on Schedule E attached hereto and incorporated herein by this reference.
8. Distribution Fees
The distribution fees shall be the fee as set forth on Schedule F attached hereto and incorporated herein by this reference.
9. Application of Gross Receipts in respect of each film
First, Alliance shall deduct its distribution fees.
Second, Alliance shall recoup its distribution expenses.
Third, Alliance shall recoup its Advance plus interest (with the interest amount to be as set forth on Schedule G attached hereto and incorporated herein by this reference.
Fourth, all remaining amounts shall be paid to FD.
Gross Receipts shall be computed “at source” in respect of all rights except non-theatrical, which shall be based on amounts received by Alliance from its subdistributor.
There shall be no crossing between films.
10. Rebound
Alliance (acting through its UK subsidiary Momentum Pictures) has agreed to license this Picture for the UK for the advance amount, and such other terms, as set out on Schedule H attached hereto and incorporated herein by this reference.
11. Representations, Warranties, Covenants and Indemnification
11.1	FD hereby warrants, represents and covenants to Alliance as follows:

(a)	FD is duly organized, validly existing and in good standing under the laws of the State of California and has the full authority to enter into and perform this Agreement and to grant the Distribution Rights to Alliance and on an exclusive basis and to carry out the transactions contemplated hereby;

(b)	The execution, delivery and performance by FD and the consummation of the transactions contemplated by this Agreement do not and will not violate any provision of law applicable to FD, or any order, judgment or decree of any court or other governmental agency binding on FD or any agreement to which FD is bound and which is material to FD and its operations;

(c)	FD has not and will not take any action during the Distribution Term for any Picture which will impair Alliance’s exploitation of the Distribution Rights;

(d)	There is no pending, and FD is not aware of any threatened, litigation, which if adversely decided would impair Alliance’s exploitation of the Distribution Rights;

(e)	Each Picture is not and will not be in the public domain in the Territory at any time during the Distribution Term for such Acquired Picture and is or at the time of delivery to Alliance will be validly copyrighted under the laws of the U.S. Each Picture when delivered shall bear a copyright notice in the form and position as required by the U.S. Copyright Law;

(f)	During its applicable Distribution Term, no Picture nor any element thereof will defame any third party, or will violate or infringe any copyright, trademark, patent, moral right of author, or any other property right of any third party;

(g)	The performing rights to all musical compositions contained in the Pictures are (A) controlled by the American Society of Composers, Authors and Publishers (ASCAP), Broadcast Music Inc. (BMI), or their affiliates or (B) in the public domain or (C) controlled by FD to the extent required for the purpose of this Agreement;

(h)	For each Picture, FD shall obtain and keep in force, or shall cause to be maintained and kept in force an E&O Policy in accordance with Alliance’s protocol;

(i)	Financing of the Picture is the complete responsibility of FD and Alliance shall have no involvement or liability with respect thereto;

(j)	FD shall not alienate or otherwise dispose of its rights in any motion picture for the purpose of circumventing the obligations of FD to Alliance under this Agreement.

(k)	it is currently a fiscally transparent LLC and that 71.89% of its partners/members are residents of the US for purposes of Article XXIX A of the Canada — United States 1980 Income and Capital Tax Convention, as amended (“the Treaty”) and, as such, qualifies for Treaty benefits in respect of its 71.89% partners/members (for this purpose where a partner/member of the entity is another flow-through entity, a reference to partner/member of the first flow-through entity shall be instead a reference to the ultimate partner/member that is not a flow-through entity). FD hereby agrees to fully indemnify Alliance for any withholding tax obligations and any related interest and penalty obligations should FD not ultimately qualify for benefits under the Treaty. TFD agrees to immediately advise Distributor of any changes in its eligibility for benefits under the Treaty.

11.2	Alliance hereby warrants, represents and covenants to FD as follows:

(a)	Alliance is duly organized, validly existing and in good standing under the laws of its jurisdiction and Alliance has the full authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby;

(b)	The execution, delivery and performance by Alliance and the consummation of the transactions contemplated by this Agreement do not and will not violate any provision of law applicable to Alliance, or any order, judgment or decree of any court or other governmental agency binding on Alliance or any agreement to which Alliance is bound and which is material to Alliance and its operations.

11.3	The representations and warranties at Clauses 11.1 and 11.2 are given as at the date hereof and shall be deemed repeated on each day until the last day of the last Distribution Term for a Picture.

11.4	Each party (the “Indemnifying Party”) hereby and shall at all times indemnify, defend and hold harmless the other (the “Indemnified Party”), its parent company and affiliates, licensees, successors and assigns, and their respective officers, directors and employees from and against any and all third-party charges, claims, damages, costs, penalties, demands, liabilities, causes of action, judgments, decrees, losses, expenses (including, without limitation, reasonable attorneys’ fees and expenses and court costs) of any kind or nature whatsoever by reason of, based upon, relating to, or arising out of a breach or failure of any of the Indemnifying Party’s covenants, agreements, representations or warranties hereunder unless such demand, claim, suit or proceeding is attributable to a breach by the Indemnified Party of its warranties, representations or obligations herein.
12. Press Release: The parties agree to issue jointly the initial press release announcing the execution of this Agreement, the timing and content to be mutually agreed.
13. Assignment: Neither Alliance nor FD may assign this Agreement without the prior written consent of the other party, except that either party (or any permitted assignee as provided below) may, without the consent of the other party: (i) assign any of its rights and/or obligations under this Agreement to an entity which acquires all or substantially all of Alliance’s assets or with or into which Alliance is merged or consolidated (in the case of assignment by Alliance) or FD’s assets or with or into which FD is merged or consolidate (in the case of assignment by FD); (ii) assign any of its rights and/or obligations under this Agreement to an Affiliate, provided that such assignment or delegation shall not relieve the assigning party of its obligations under this Agreement; and/or (iii) pledge or assign its any of its rights and/or obligations under this Agreement to its lenders or other financiers as security or as required by financing arrangements entered into by such party or its affiliates, provided however that such pledge or assignment shall not relieve the assigning party of its obligations under this Agreement. The foregoing shall not restrict Alliance’s ability to sublicense or subdistribute the Pictures in its normal course of business.
14. Notices: Notices which are given hereunder shall be in writing and delivered by hand, post or fax addressed to the President and copied to the Head of Legal and Business

Affairs in the case of Alliance or President and Legal Dept. in the case of FD, in each case at the addresses set out in the Agreement or to such other address as any party may designate by written notice to the others during the Term hereof. Any such notice shall be deemed to have been served:
(a)	immediately in the case of personal delivery during a business day;

(b)	in the case of facsimile or other print-out mechanism on the expiry of one business day from the time of verifiable transmission (facsimile number for Alliance: +1 416 309-4286; facsimile number for FD: (323 785-3799); or

(c)	in the case of postal delivery on the second business day following the date of posting (or the fifth business day if posted to another country) or on acknowledgement of receipt if earlier.

15.	General:
15.1   This Agreement may be executed in counterpart. A counterpart signature page executed by a party and sent by facsimile or transmitted electronically in either Tagged Image Format Files (TIFF) or Portable Document Format (PDF) shall be treated as an original, fully binding and with full legal force and effect, and the other parties waive any rights they may have to object to such treatment.
15.2   If any provision of this Agreement is adjudged by a court to be void or unenforceable, such provision shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstance or the validity or enforceability of this Agreement and such provision shall be curtailed and limited only to the extent necessary to bring it within legal requirements.
15.3   Nothing in this Agreement shall be deemed to constitute a joint venture or partnership between the parties.
15.4   This Agreement completely expresses the full understanding of the parties with regard to the subject matter hereof. This Agreement shall not be altered, changed, modified or amended except in writing signed by the parties hereto.
15.5   Alliance shall have the right to protect the interests of Alliance and FD in the Acquired Pictures in the Territory including by instituting and prosecuting in the name of FD and/or Alliance any actions and proceedings which may be necessary to establish, maintain, preserve or protect the value of the rights licensed to Alliance hereunder (including actions and/or proceedings which may affect the Acquired Pictures outside of the Territory), and to defend any action which may be brought against Alliance which may question or dispute or prejudice the value of the rights licensed to Alliance herein (or any rights of any person in connection with the exploitation of the Acquired Pictures in the Territory). FD agrees to execute such additional documents as may be necessary or desirable for Alliance to enforce its rights hereunder, and to effect the provisions of this Agreement (including the preceding sentence).
15.6   Alliance shall have the right to withhold from any payment to be made hereunder, such taxes as may be prescribed under the laws of the Territory or any part thereof and all payments shall be subject to applicable withholding taxes. To the extent G.S.T. (or equivalent sales tax) applies, it shall be in addition to all amounts set forth in this Agreement.
15.7   This agreement shall be governed by California law and shall be subject to the exclusive jurisdiction of the courts of California in Los Angeles County. The parties agree that the prevailing party in any action or proceeding under this Agreement or the subject matter hereof will be entitled to recover its reasonable outside attorneys’ fees.
The parties agree that they will work together in good faith to finalise a formal agreement that is consistent with the foregoing and incorporating other terms that are customary in such an agreement. Until such time, if ever, that such an agreement is executed, this letter agreement shall be binding on the parties.
Agreed and accepted as of the date first above written:

ALLIANCE FILMS INC.		THE FILM DEPARTMENT LLC

Per:	/s/ Amy Paquette	Per:	/s/ Daniel R. Stutz

	SVP, Business and Legal Affairs		DANIEL R. STUTZ
EXECUTIVE VICE PRESIDENT
BUSINESS & LEGAL AFFAIRS